EXHIBIT 99.1

Talk Visual Corporation
Consolidated Statements of
Stockholders' Equity
Years Ended December 31, 2001 and
2000

                                 (SPLIT TABLE)

                                                                                                               Additional
                                             Preferred Shares              Common Shares           Stock        Paid In
                                            Shares     Amount        Shares            Amount    Subscribed     Capital
                                            ------     ------        ------            ------    ----------     -------

Balance January 1, 2000                    975,000    $   975      32,060,977    $     32,061    $   4,241    $ 16,409,119


Year Ended December 31, 2000:
 Common shares issued in
acquisitions                                  --         --         4,066,718           4,067         --         1,462,403

 Collections on subscriptions                 --         --         4,241,322            --         (4,241)           --

 Common shares issued for services            --         --         2,028,989           2,029         --           245,082
 Common shares issued in exchange
for debt                                      --         --           100,000             100         --           268,650

 Sales of common stock                        --         --         7,337,423           7,337         --           820,027
 Conversions of preferred shares to
common                                    (925,000)      (925)     15,865,991          15,866         --           (14,941)
 Cancellation of prior issuance,
other                                         --         --              --              --           --          (474,445)
 Common shares issued in private
placement                                     --         --         7,829,735          12,071         --         2,622,171

 Issued pursuant to stock plans               --         --         1,750,000            --           --              --

 Issued to employees                          --         --            12,750              13         --             5,237

 Warrant and options exercised                --         --         1,941,935           3,692         --         1,352,933

 Offering expenses                            --         --              --              --           --          (386,132)

 Net loss                                     --         --              --              --           --              --
 Other comprehensive loss --
   unrealized loss on
   marketable securities
   and currency exchange                      --         --              --              --           --              --


                                              --         --              --              --           --              --

Balance December 31, 2000                   50,000    $    50      77,235,840    $     77,236    $    --        22,310,104


Year Ended December 31, 2001:
 Common shares issued in
acquisitions                                  --         --         8,241,600           8,242         --           321,422

 Common shares issued for services            --         --         8,037,759           8,038         --           317,852

 Sales of common stock                        --         --        28,747,167          28,747         --         1,254,798
 Conversions of preferred shares to
common                                     (50,000)       (50)        848,190             848         --              (800)
 Cancellation of prior issuance,
other                                         --         --        (1,750,000)         (1,750)        --          (763,875)
 Common shares issued in private
placement                                     --         --         2,000,000           2,000         --            58,000

 Issued to employees                          --         --         1,600,000           1,600         --            62,400

 Warrant and options exercised                --         --        11,935,431          11,935         --           524,127

 Offering expenses and other                  --         --              --              --           --          (145,770)

 Common stock granted to officers             --         --              --              --           --           300,000

 Common stock to be surrendered               --         --              --              --           --          (278,700)

 Cancellation of stock subscriptions          --         --              --              --           --              --

 Comprehensive loss adjustment                --         --              --              --           --              --

 Net Loss                                     --         --              --              --           --              --


                                              --         --              --              --           --              --

Balance December 31, 2001                     --         --       136,895,987    $    136,896         --      $ 23,959,558


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


Talk Visual Corporation
Consolidated Statements of
Stockholders' Equity
Years Ended December 31, 2001 and
2000


                                                                 Accumulated
                                                                     Other         Stock               Total
                                               Accumulated       Comprehensive   Subscription        Stockholder     Comprehensive
                                                 Deficit             Loss         Receivable           Equity             Loss
                                                 -------             ----         ----------           ------             ----

Balance January 1, 2000                        $ (7,221,561)   $   (688,537)   $ (1,061,976)      7,474,322


Year Ended December 31, 2000:
 Common shares issued in
acquisitions                                           --              --              --         1,466,470

 Collections on subscriptions                          --              --         1,028,643       1,024,402

 Common shares issued for services                     --              --              --           247,111
 Common shares issued in exchange
for debt                                               --              --              --           268,750

 Sales of common stock                                 --              --              --           827,364
 Conversions of preferred shares to
common                                                 --              --              --              --
 Cancellation of prior issuance,
other                                                  --              --              --          (474,445)
 Common shares issued in private
placement                                              --              --              --         2,634,242

 Issued pursuant to stock plans                        --              --          (765,625)       (765,625)

 Issued to employees                                   --              --              --             5,250

 Warrant and options exercised                         --              --              --         1,356,625

 Offering expenses                                     --              --              --          (386,132)

 Net loss                                        (5,833,718)           --              --        (5,833,718)         (5,833,718)
 Other comprehensive loss --
   unrealized loss on
   marketable securities
   and currency exchange                               --           668,012            --           668,012             668,012


                                                       --              --              --              --            (5,165,706)

Balance December 31, 2000                       (13,055,279)        (20,525)       (798,958)      8,512,628


Year Ended December 31, 2001:
 Common shares issued in
acquisitions                                           --              --              --           329,664

 Common shares issued for services                     --              --              --           325,890

 Sales of common stock                                 --              --              --         1,283,545
 Conversions of preferred shares to
common                                                 --              --              --                (2)
 Cancellation of prior issuance,
other                                                  --              --              --          (765,625)
 Common shares issued in private
placement                                              --              --              --            60,000

 Issued to employees                                   --              --              --            64,000

 Warrant and options exercised                         --              --              --           536,062

 Offering expenses and other                           --              --              --          (145,770)

 Common stock granted to officers                      --              --              --           300,000

 Common stock to be surrendered                        --              --              --          (278,700)

 Cancellation of stock subscriptions                   --              --           798,958         798,958

 Comprehensive loss adjustment                         --            20,525            --            20,525              20,525

 Net Loss                                        (8,684,762)           --              --        (8,684,762)         (8,684,762)


                                                       --              --              --              --            (8,664,237)

Balance December 31, 2001                       (21,740,041)   $       --      $       --         2,356,413
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